Exhibit (d)

                              CHOICE FUNDS

                      INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made effective as of November 1, 2000, by and between CHOICE FUNDS, a Delaware business trust (the "Trust"), on behalf of Trust's mutual fund series (each series, a "Fund" and collectively, the "Funds"), as set forth on attached Schedule A (that may be amended from time to time to add new series) and CHOICE INVESTMENT MANAGEMENT, LLC, a Colorado limited liability company (the "Investment Adviser").

                          W I T N E S S E T H:

     WHEREAS, the Trust has been organized and operates as an investment company registered under the Investment Company Act of 1940 (the "1940 Act") and engages in the business of investing and reinvesting its assets in securities;

     WHEREAS, the Investment Adviser is a registered investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and engages in the business of providing investment management services; and

     WHEREAS, the Trust has selected the Investment Adviser to serve as the Investment Adviser for the Trust effective as to any Funds when listed on attached Schedule A as of the date of this Agreement as may be amended from time to time,

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be bound legally, it is agreed as follows:

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     1.   Appointment:
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          1.1  The Trust on behalf of each Fund hereby appoints the
Investment Adviser to provide, either directly or through sub-advisers approved by the Board of the Trust, a continuous investment management program for the Trust's assets and to provide administration of the Trust not otherwise provided by third party service providers, subject to the direction and supervision of the trustees and officers of the Trust and in accordance with each Fund's prospectus and Statement of Additional Information as may be amended or supplemented from time to time and in accordance with all applicable rules and regulations of the Securities and Exchange Commission ("SEC") and with all other applicable laws, for the period and on the terms hereinafter set forth.

          1.2. The Investment Adviser hereby accepts such appointment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Investment Adviser shall for all purposes herein be deemed to be an independent contractor and unless otherwise provided and authorized expressly, shall have no authority to act for or to represent the Trust or any Fund in any way, or in any way be deemed an agent of the Trust or a Fund.

     2.   Representations of the Investment Adviser:
          -----------------------------------------

          The Investment Adviser represents and warrants that:

          2.1. upon the commencement of its provision of investment advisory services to the Trust and its Funds, and continuing throughout the term of this Agreement and any successive renewals thereof, it is a registered investment adviser under the

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Advisers Act; and that it meets all federal, state and other regulatory requirements and will notify the Trust promptly in the event, it ceases to do so;

          2.2. it has in place compliance procedures including a Code of Ethics and agrees to provide to the Trust periodic reports required thereunder;

          2.3. it has obtained and will continue to maintain the appropriate insurances, including a fidelity bond and D&O/E&O insurance, and agrees to provide copies of such to the Trust;

          2.4. it will give prompt notification to the Trust of any material changes in its organizational structure or key personnel;

          2.5. it will permit the Trust, upon reasonable notice, to conduct periodic onsite visits and formal reviews of the Investment Adviser's operations and procedures; and

          2.6. it will treat as confidential and proprietary information of the Trust all records and information relative to the Trust and Funds and the Trust's past, current or potential shareholders and will not use such information for any purpose other than performance of its responsibilities under this Agreement, except upon prior notification to and written approval of the Trust, which approval shall not be withheld unreasonably.

     3.   Services to be provided by Investment Adviser.
          ---------------------------------------------

          3.1. The Investment Adviser regularly shall make and implement such decisions with respect to each Fund as to what securities and other investments to

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purchase and sell on behalf of each Fund and shall effect the purchase and sale of such investments in furtherance of each Fund's objectives and policies.

          3.2. The Investment Adviser shall keep books and records with respect to each Fund's securities transactions, all records it maintains for each Fund being the property of the Trust, and shall furnish the Board of Trustees of the Trust with such information and reports regarding the Funds' investments as the Investment Adviser deems appropriate or as the trustees of the Trust may reasonably request.

          3.3. The Investment Adviser shall surrender such books and records promptly to the Trust upon request. The Investment Adviser further agrees to preserve such books and records for the periods prescribed under the rules and regulations promulgated by the SEC under the 1940 Act as may be amended from time to time.

          3.4. The Investment Adviser shall place and execute Fund orders for the purchase and sale of portfolio securities directly with broker-dealers. Subject to obtaining the best price and execution, the Investment Adviser is authorized by the Trust to place orders for the purchase and sale of portfolio securities for the Fund with such broker-dealers as it may select from time to time. Subject to subparagraph 3.5 below, the Investment Adviser is also authorized by the Trust to place transactions with broker-dealers who provide research or statistical information or analyses to a Fund, to the Investment Adviser, or to any other client for which the Investment Adviser provides investment management services. Subject to obtaining the best price and execution, the Investment Adviser is also authorized by the Trust to place brokerage transactions with broker-dealers who sell shares of one or more of the Funds. The Investment Adviser is

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authorized to place orders for the purchase or sale of portfolio securities with broker-dealers who sell shares of one or more of the Funds only to the extent that the placing of such orders is in compliance with the rules of the SEC and those of the National Association of Securities Dealers, Inc. ("NASD"). The Investment Adviser shall cooperate with the Trust to execute instructions that brokerage transactions be allocated to broker-dealers who provide benefits directly to the Funds.

          3.5. Notwithstanding the provisions of subparagraph 3.4 above and subject to such policies and procedures as may be adopted by the Board of Trustees and officers of the Trust, the Investment Adviser is authorized by the Trust to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction in such instances where the Investment Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer viewed in terms of either that particular transaction or the Investment Adviser's overall responsibilities with respect to the Fund and to other funds for which the Investment Adviser exercises investment discretion.

          3.6. The Investment Adviser is authorized by the Trust to direct portfolio transactions to a broker-dealer that is an affiliated person of the Investment Adviser or the Trust in accordance with such standards and procedures as may be approved by the Board in accordance with SEC Rule 17e-1 under the 1940 Act or other rules promulgated by the SEC. Any transaction placed with an affiliated broker-dealer

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must (i) be placed at the best available price and execution, and (ii) may not be a principal transaction.

          3.7. Subject to compliance with the requirements of the 1940 Act, the Investment Adviser may retain as a sub-adviser to one or more of the Funds at the Investment Adviser's own expense; any investment adviser registered under the Advisers Act subject to the approval of the trustees of the Trust.

     4.   Responsibilities of the Trust.
          -----------------------------

          4.1. The Trust shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in:
(a) the maintenance of its corporate existence; (b) the maintenance of its own books, records and procedures; (c) dealing with its own shareholders;
(d) the payment of dividends; (e) transfer of stock, including issuance, redemption and repurchase of shares; (f) preparation of share certificates;
(g) reports and notices to shareholders; (h) calling and holding of shareholders' meetings; (i) miscellaneous office expenses; (j) brokerage commissions; (k) custodian fees; (l) legal and accounting fees; and (m) taxes, and state and federal registration fees.

          4.2. Directors, officers and employees of the Investment Adviser may be trustees/directors, officers and employees of the Funds for which the Investment Adviser serves as investment adviser. Directors, officers and employees of the Investment Adviser who are trustees, officers or employees of the Trust shall not receive any compensation from the Trust for acting in such dual capacity.

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          4.3. In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Trust and the Investment Adviser may share facilities common to each, with appropriate proration of expenses between them.

          4.4. To the extent the Investment Adviser incurs any costs by assuming expenses that are an obligation of the Trust or any Fund as set forth herein, the respective Fund promptly shall reimburse the Investment Adviser for such costs and expenses, except to the extent the Investment Adviser otherwise has agreed to bear such expenses. To the extent the services for which a Fund is obligated to pay are performed by the Investment Adviser, the Investment Adviser shall be entitled to recover from that Fund to the extent of the Investment Adviser's actual costs for providing such services.

     5.   Compensation.
          ------------

          5.1. As compensation for the services to be rendered to the Funds by the Investment Adviser under the provisions of this Agreement, the Trust on behalf of each of the respective Funds shall pay to the Investment Adviser from each Fund's respective net assets an annual fee payable on a monthly basis as set forth on the attached Schedule A (that may be amended from time to time and that is incorporated herein by reference).

          5.2. If this Agreement is terminated prior to the end of any calendar month, the management fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion that the number of calendar days during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

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          5.3. The Investment Adviser voluntarily may reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit expenses that are the responsibility of a particular Fund under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Investment Adviser hereunder or to continue future payments. Any such reduction will be agreed upon prior to accrual of the related expense or fee and will be estimated daily. Any fee withheld shall be reduced voluntarily and any Fund expense paid by the Investment Adviser voluntarily or pursuant to an agreed expense limitation shall be reimbursed by the appropriate Fund to the Investment Adviser in the first, second, or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding, reduction or payment to the extent permitted by applicable law if the aggregate expenses for the next succeeding fiscal year, second fiscal year or third succeeding fiscal year do not exceed any limitation to which the Investment Adviser has agreed.

     6.   Services Not Exclusive.
          ----------------------

          6.1. The services to be rendered by the Investment Adviser to the Trust on behalf of the Funds under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

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          6.2. The Investment Adviser, its directors, officers, employees and agents may engage in other businesses, may render investment management services to other investment companies or to any other corporation, association, firm or individual, and may render underwriting services to the Trust on behalf of the Funds or to any other investment company, corporation, association, firm or individual.

     7.   Limitation on Liability.
          -----------------------

          In the absence of willful misfeasance, bad faith, negligence or a reckless disregard of the performance of duties of the Investment Adviser to the Trust or any Fund, the Investment Adviser shall not be subject to liabilities to the Trust, a Fund or to any shareholder of a Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

     8.   Term and Termination.
          --------------------

          8.1. This Agreement shall be executed and become effective as to each Fund listed on the attached Schedule A (as may be amended from time to time) as of the date specified adjacent to each Fund's name on Schedule A if approved by the vote of a majority of the disinterested trustees of each Fund meeting in person at a meeting called specifically for the purpose of voting on such approval and a vote of the majority of the outstanding voting securities of each Fund. It shall continue in effect for a period of two years and may be renewed thereafter only so long as such renewal and continuance is approved specifically at least annually by the Board of Trustees for each Fund or by vote of a majority of the outstanding voting securities of a Fund and only if the terms and the

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renewal hereof have been approved by the vote of a majority of the trustees of the Trust who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

          8.2. Notwithstanding the foregoing, this Agreement may be terminated by the Trust at any time, without the payment of a penalty, on sixty (60) days written notice to the Investment Adviser of the Trust's intention to do so, pursuant to action by the Board of Trustees of the Trust or pursuant to a vote of a majority of the outstanding voting securities of a Fund or the Trust. The Investment Adviser may terminate this Agreement at any time, with respect to any Fund without the payment of any penalty or sixty (60) days written notice to the Trust of its intention to do so.

          8.3. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond to a breach of this Agreement committed prior to such termination, and except for the obligation of the Trust to pay to the Investment Adviser the fee provided for in Section 5 hereof and as set forth in Schedule A, prorated to the date of termination. Termination of the Agreement with respect to one Fund will not, itself, cause termination with respect to any other Fund.

          8.4. This Agreement shall terminate automatically in the event of its assignment.

          8.5. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto and cannot be amended without shareholder approval unless permitted by the SEC.

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     9.   Miscellaneous.
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          9.1. This Agreement may be executed in counterparts, each of which shall constitute an original counterpart, and all of which, when taken together, shall constitute one Agreement.

          9.2. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware. To the extent the applicable laws of the State of Delaware or any provisions therein conflict with the applicable provisions of the 1940 Act, the 1940 Act shall control. Nothing herein shall be construed in a manner inconsistent with the 1940 Act, or any rule or order of the SEC thereunder.

          9.3. If any provision of this Agreement is determined by competent authority to be prohibited or unenforceable in any jurisdiction, it shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall not invalidate or render unenforceable such person in any other jurisdiction nor any other person of this Agreement.

          9.4. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the meaning defined in the 1940 Act.



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below and have caused their corporate seals to be affixed and duly attested as of the 1st day of November, 2000.

     Attest:                       CHOICE FUNDS



                                   By:_________________________________

                                   Title:______________________________


     Attest:                       CHOICE INVESTMENT MANAGEMENT, LLC



                                   By:_________________________________
                                      Patrick S. Adams

                                   Title:______________________________









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                               SCHEDULE A
                               ----------


           FUND NAME          ANNUAL INVESTMENT       EFFECTIVE DATE
                                ADVISORY FEE*

     Choice Balanced Fund          0.75%                 11-1-00

       Choice Focus Fund            1.00%               11-1-00

    Choice Long-Short Fund          2.50%               11-1-00


*As a % of the average daily net assets of each respective Fund.









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